UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 19, 2006

The Pepsi Bottling Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14893	13-4038356
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Pepsi Way, Somers, New York		10589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(914) 767-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

In connection with the designation of Barry H. Beracha as Non-Executive Chairman of the Board of Directors (the "Board") of The Pepsi Bottling Group, Inc. (the "Company") upon John T. Cahill's departure as Executive Chairman in early 2007 as discussed in Item 5.02 below, on July 19, 2006, the Board approved the following compensation for Mr. Beracha, in addition to the compensation paid to him as a non-employee director of the Company: (i) an annual cash retainer of $200,000 commencing on the date Mr. Beracha begins to serve as Non-Executive Chairman; and (ii) a $100,000 annual grant of immediately vested restricted stock units, which shall be settled in shares of the Company's common stock and which shall be deferred until Mr. Beracha ceases to serve on the Board. The initial grant of restricted stock units will be made on July 24, 2006 and additional grants will be made annually on the anniversary of the date Mr. Beracha begins to serve as Non-Executive Chairman, so long as he continues in that role. The grants of restricted stock units will be made under the PBG Directors’ Stock Plan (the "Plan"), which has been amended accordingly. An amended and restated version of the Plan will be attached as an exhibit to the Company's Form 10-Q for fiscal quarter ended September 9, 2006.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 20, 2006, the Company announced key management and Board changes. A copy of the Company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Pepsi Bottling Group, Inc.

July 21, 2006	By:	/s/ David Yawman

Name: David Yawman
Title: Vice President, Assistant General Counsel and Assistant Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 20, 2006